Exhibit 99.1
CONTACT
Deborah Gillman
The SCO Group
dgillman@sco.com
Tel: (801) 932 5302
THE SCO GROUP RECEIVES NASDAQ NOTICE LETTER
Intends to appeal according to Nasdaq Marketplace Rule 4800 Series
LINDON, Utah — September 19, 2007 — The SCO Group, Inc. (the “Company”) (NASDAQ: SCOX), a leading provider of UNIX® software technology and mobile services, today announced it received a notice from The Nasdaq Stock Market indicating that the Company’s securities will be delisted from Nasdaq on September 27, 2007, pending an appeal.
The Nasdaq Staff Determination Letter received on September 18, 2007 indicated that as a result of the Company’s having filed for protection under Chapter 11 of the U.S. Bankruptcy Code, the Nasdaq Staff has determined, using its discretionary authority under Nasdaq Marketplace Rules 4300 and IM-4300, that the Company’s securities will be delisted from The Nasdaq Stock Market and that trading in the Company’s common stock will be suspended unless the Company requests a hearing to review the determination. Pursuant to Nasdaq Marketplace Rule 4804(b), the Company is making a public announcement disclosing receipt of the letter.
The suspension of the Company’s common stock is currently set to occur at the opening of business on September 27, 2007. However, an appeal will stay the suspension of the trading of the Company’s securities pending a panel decision by a Nasdaq Listing Qualifications Panel. The Company intends to request a hearing to review the determination. There can be no assurance that the panel will grant the Company’s request for continued listing.

About SCO
The SCO Group (Nasdaq: SCOX) is a leading provider of UNIX software technology and mobile services. SCO offers UnixWare for enterprise applications and SCO OpenServer for small to medium businesses. SCO’s highly innovative and reliable solutions help customers grow their businesses everyday, especially into the emerging mobile market. SCO owns the core UNIX operating system, originally developed by AT&T/Bell Labs and is the exclusive licensor to UNIX-based system software providers. The Me Inc., product line focuses on creating mobile platforms, services and solutions for businesses and enhances the productivity of mobile workers.
Headquartered in Lindon, Utah, SCO has a worldwide network of thousands of resellers and developers. SCO Global Services provides reliable localized support and services to partners and customers. For more information on SCO products and services, visit www.sco.com.
SCO and the associated logos are trademarks or registered trademarks of The SCO Group, Inc. in the U.S. and other countries.
Forward Looking Statements
The statements contained in this press release regarding the Company’s intention to request a hearing before a Nasdaq Listing Qualifications Panel are forward-looking statements and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks and uncertainties. We wish to advise readers that a number of important factors could cause actual results to differ materially from historical results or those anticipated in such forward-looking statements. These factors include, but are not limited to, outcomes and developments of our Chapter 11 case, court rulings in our bankruptcy proceedings, the impact of the bankruptcy proceedings on our other pending litigation, and our cash balances and available cash. These and other factors that could cause actual results to differ materially from those anticipated are discussed in more detail in the Company’s periodic and current filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the fiscal year ended October 31, 2006 and Forms 10-Q for the fiscal quarters ended January 31, 2007, April 30, 2007 and July 31, 2007, and future filings with the SEC. These forward-looking statements speak only as of the date on which such statements are made, and the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date.